Exhibit 32


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of Marvel Enterprises, Inc. (the "Company") for the year ended on December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Allen
S. Lipson and Kenneth P. West, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Allen S. Lipson
-----------------------------------------
Allen S. Lipson
Chief Executive Officer
June 30, 2004


/s/ Kenneth P. West
------------------------------
Kenneth P. West
Chief Financial Officer
June 30, 2004


A signed original of this written statement required by Section 906 has been provided to Marvel Enterprises, Inc. and will be retained by Marvel Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.